Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Operating Revenues:
Electric	$1,206	$1,102
Gas	308	332
Total operating revenues	1,514	1,434
Operating Expenses:
Fuel	206	203
Purchased power	180	138
Gas purchased for resale	130	152
Other operations and maintenance	405	400
Depreciation and amortization	221	207
Taxes other than income taxes	118	114
Total operating expenses	1,260	1,214
Operating Income	254	220
Other Income and Expenses:
Miscellaneous income	15	20
Miscellaneous expense	9	7
Total other income	6	13
Interest Charges	99	95
Income Before Income Taxes	161	138
Income Taxes	57	31
Net Income	104	107
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$102	$105

Earnings per Common Share – Basic and Diluted	$0.42	$0.43

Average Common Shares Outstanding – Basic	242.6	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$8	$9
Accounts receivable - trade (less allowance for doubtful accounts)	457	437
Unbilled revenue	228	295
Miscellaneous accounts receivable	67	63
Inventories	467	527
Current regulatory assets	118	149
Other current assets	105	113
Total current assets	1,450	1,593
Property, Plant, and Equipment, Net	20,298	20,113
Investments and Other Assets:
Nuclear decommissioning trust fund	635	607
Goodwill	411	411
Regulatory assets	1,485	1,437
Other assets	532	538
Total investments and other assets	3,063	2,993
TOTAL ASSETS	$24,811	$24,699
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$681	$681
Short-term debt	914	558
Accounts and wages payable	460	805
Taxes accrued	77	46
Interest accrued	100	93
Customer deposits	106	107
Current regulatory liabilities	144	110
Other current liabilities	280	274
Total current liabilities	2,762	2,674
Long-term Debt, Net	6,597	6,595
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,321	4,264
Accumulated deferred investment tax credits	53	55
Regulatory liabilities	1,982	1,985
Asset retirement obligations	641	635
Pension and other postretirement benefits	768	769
Other deferred credits and liabilities	481	477
Total deferred credits and other liabilities	8,246	8,185
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,522	5,556
Retained earnings	1,563	1,568
Accumulated other comprehensive loss	(23)	(23)
Total Ameren Corporation shareholders’ equity	7,064	7,103
Noncontrolling Interests	142	142
Total equity	7,206	7,245
TOTAL LIABILITIES AND EQUITY	$24,811	$24,699

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2017	2016
Cash Flows From Operating Activities:
Net income	$104	$107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	217	210
Amortization of nuclear fuel	24	24
Amortization of debt issuance costs and premium/discounts	6	6
Deferred income taxes and investment tax credits, net	51	42
Allowance for equity funds used during construction	(6)	(8)
Share-based compensation costs	4	6
Other	(4)	(3)
Changes in assets and liabilities	(65)	(35)
Net cash provided by operating activities	331	349
Cash Flows From Investing Activities:
Capital expenditures	(504)	(496)
Nuclear fuel expenditures	(27)	(21)
Purchases of securities – nuclear decommissioning trust fund	(64)	(130)
Sales and maturities of securities – nuclear decommissioning trust fund	58	125
Other	(2)	12
Net cash used in investing activities	(539)	(510)
Cash Flows From Financing Activities:
Dividends on common stock	(107)	(103)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	356	280
Maturities of long-term debt	—	(260)
Share-based payments	(39)	(32)
Other	(1)	(1)
Net cash provided by (used in) financing activities	207	(118)
Net change in cash and cash equivalents	(1)	(279)
Cash and cash equivalents at beginning of year	9	292
Cash and cash equivalents at end of period	$8	$13